Exhibit 99.1

TRIBUNE PUBLISHING’S BOARD UNANIMOUSLY REJECTS GANNETT’S UNSOLICITED PROPOSAL

Opportunistic Proposal Understates the Company’s True Value

and Is Not in the Best Interest of Shareholders

CHICAGO, May 4, 2016 — Tribune Publishing Co. (NYSE: TPUB) today sent a letter to Gannett Co., Inc. (NYSE: GCI) in response to its April 12, unsolicited proposal to acquire all outstanding shares of Tribune Publishing common stock for $12.25 per share in cash.  The letter informs Gannett that after thorough consideration, with the assistance of independent financial and legal advisors, Tribune Publishing’s Board has unanimously determined that Gannett’s opportunistic proposal understates the Company’s true value and is not in the best interests of its shareholders.

“Tribune Publishing is in the early stages of a compelling transformation, with a well-defined strategic plan to drive increasing monetization of our important brands, capitalize on the global potential of the LA Times and significantly accelerate our conversion of content to revenue through an enhanced digital strategy,” said CEO, Justin Dearborn.  “While the Board is always open to evaluating any credible proposal that it believes to be in the best interests of the Company and its shareholders, Gannett’s opportunistic proposal understates the Company’s true value and is not a basis for further discussion.  The Board is confident that the execution of our standalone strategic plan will generate shareholder value in excess of Gannett’s proposal.”

The following is the full text of the letter that was sent on May 4, 2016 to Gannett Chairman John Jeffry Louis and President and CEO Robert Dickey, and an exhibit that accompanied the letter.

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Gannett Co., Inc.

7950 Jones Branch Drive

McLean, VA 22107

Attn: John Jeffry Louis

Robert Dickey

Dear Messrs. Louis and Dickey:

The Board of Directors of Tribune Publishing Company (the “Company”) has carefully reviewed, with the assistance of its financial advisors, Goldman, Sachs & Co. and Lazard Frères & Co. LLC, and its legal advisor, Kirkland & Ellis LLP, your unsolicited proposal, as set forth in your April 12, 2016 letter and subsequent correspondence, for Gannett Co., Inc. to acquire all of the outstanding shares of the Company for $12.25 per share in cash (the “Proposal”). As we offered on April 24, we are sharing the Board’s position promptly following our earnings announcement.

Consistent with its fiduciary duties and past practices, the Board is always open to evaluating any credible proposal that the Board reasonably believes, in good faith, to be in the best interests of the Company and its shareholders.

After thorough consideration, the Board has unanimously concluded that it is not prepared to engage with Gannett about a combination of our companies based on the value you indicated in the Proposal. The Board believes that the price reflected in the Proposal understates the Company’s true value and is not in the best interests of our shareholders. In order to provide you some context for this conclusion, we have attached Exhibit I, which clearly indicates the opportunistic nature of the $12.25 offer and sets the record straight on the actual EBITDA multiple in the Proposal.

Tribune Publishing is in the very early stages of an exciting and compelling strategic transformation.  Today we announced full-year 2016 Adjusted EBITDA guidance of $166-172 million and a plan to drive increasing monetization of our important brands, capitalize on the global potential of the LA Times, and significantly accelerate our conversion of content to revenue through an enhanced digital strategy.  The Board is confident in our ability to generate shareholder value in excess of Gannett’s opportunistic proposal through our focused execution of this standalone plan.  The Board has evaluated the Proposal in this context and concluded that it is not a basis for further discussion.

Sincerely,

Justin C. Dearborn,
on behalf of the Board of Directors

cc:                                Michael W. Ferro, Jr.

Julie K. Xanders

[EXHIBIT I — see attached]

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In a separate press release, Tribune Publishing also today reported financial results for the first quarter ended March 27, 2016.  The Company will host a conference call to discuss its financial performance and long-term strategy at 4 p.m. CT today, May 4.  To access the live webcast and view related materials, please visit investor.tribpub.com.

Cautionary Statements Regarding Forward-looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Tribune Publishing’s expectations regarding its strategic transformation plan and 2016 guidance. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Tribune Publishing’s actual results from those described in these forward-looking statements may result from actions taken by Tribune Publishing as well as from risks and uncertainties beyond Tribune Publishing’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; the Company’s ability to develop and grow its online businesses; the Company’s reliance on revenue from printing and distributing third-party publications; changes in newsprint prices; macroeconomic trends and conditions; the Company’s ability to adapt to technological changes; the Company’s ability to realize benefits or synergies from acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; the Company’s success in implementing expense mitigation efforts; the Company’s reliance on third-party vendors for various services; adverse results from litigation, governmental investigations or tax-related proceedings or audits; the Company’s ability to attract and retain employees; the Company’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; the Company’s indebtedness and ability to comply with debt covenants applicable to its debt facilities; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About Tribune Publishing:

Tribune Publishing Company (NYSE:TPUB) is a diversified media and marketing-solutions company that delivers innovative experiences for audiences and advertisers across all platforms. The company’s diverse portfolio of iconic news and information brands includes 11 award-winning major daily titles, more than 60 digital properties and more than 180 verticals in markets, including Los Angeles; San Diego; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy, El Sentinel and VidaLatina, making Tribune Publishing the country’s largest Spanish-language publisher. Tribune Publishing Company is headquartered in Chicago.

Investor Contact: Kimbre Neidhart, 469-528-9366 kneidhart@tribpub.com Tom Germinario/Kristian Klein/Ed McCarthy 212-269-5550	Press Contacts: Dana Meyer, 312-222-3308 dmeyer@tribpub.com Bryan Locke/Robin Weinberg/Jenny Gore 312-895-4700

EXHIBIT I Source: Public filings, Wall Street research based on latest publicly available financial statements, market data as of 4/29/16. Note: Print media companies include Gannett, Lee, McClatchy, New Media Investment Group, News Corp, New York Times, and Time Inc. The multiple implied by Gannett’s proposal was calculated based on Tribune’s 12/27/15 balance sheet pro forma for its private placement or the 3/27/16 balance sheet. Tribune’s pension and postretirement benefits payable and debt balances come from the respective balance sheets. Tribune’s 2016E EBITDA is the mid-point of Tribune management’s guidance for 2016 Adjusted EBITDA of $166mm – $172mm. The equity values are based on a Tribune share count of 32.64mm shares (including shares outstanding and RSU’s). GANNETT’S OFFER OF $12.25 PER SHARE UNDERVALUES TRIBUNE PUBLISHING Proposal’s 2016E EBITDA multiple is 4.6x, not the 5.6x claimed by Gannett Proposal reflects a discount multiple to public print media companies (which exclude any takeover premium) Other marquee newspaper titles have sold for significantly higher multiples GANNETT PROPOSAL MULTIPLES TRADING MULTIPLES ACQUISITION MULTIPLES

Source: Tribune filings. Note: Dollar values in millions, except per share values. The multiple implied by Gannett’s proposal was calculated based on Tribune’s 12/27/15 balance sheet pro forma for its private placement or the 3/27/16 balance sheet. Tribune’s pension and postretirement benefits payable and debt balances come from the respective balance sheets. Tribune’s 2016E EBITDA is the mid-point of Tribune management’s guidance for 2016 Adjusted EBITDA of $166mm – $172mm. The equity values are based on a Tribune share count of 32.64mm shares (including shares outstanding and RSU’s). Based on the mid-point of management guidance for 2016E EBITDA ($169mm) and the Tribune’s 3/27/16 balance sheet, a 1.0x change in EBITDA multiple is equal to $5.18 per share EXHIBIT I (cont’d) Gannett Proposal with Gannett Proposal with Gannett Proposal with Balance Sheet as of Balance Sheet as of Balance Sheet as of 3/27/16 (Street 2016E 3/27/16 (Management Parameter 12/27/15 EBITDA) Target 2016E EBITDA) Gannett bid price per share $12.25 $12.25 $12.25 Equity value $400 $400 $400 Long-term debt 390 385 385 Pension and postretirement benefits payable 109 102 102 Cash (83) (96) (96) Investments – (2) (2) Restricted cash – (17) (17) Enterprise value $815 $772 $772 2016E EBITDA $146 $146 $169 EV / 2016E EBITDA 5.6x 5.3x 4.6x